Exhibit 99.1
AURORA GOLD CORPORATION

NEWS RELEASE 04-2008

Trading Symbols:
CUSIP No.:	051642106	NASD OTC BB: ARXG
WKN: (Germany)	904846	FRANKFURT: A4G.FSE, A4G.ETR
		BERLIN-BREMEN: A4G.BER

NEWS RELEASE

AURORA GOLD CORPORATION ANNOUNCES A SIGNIFICANT GOLD OCCURRENCE HAS BEEN FOUND AT COLIBRI ON ONE OF THE SÃO DOMINGOS GOLD PROJECT AREAS LOCATED IN THE TAPAJOS GOLD PROVINCE, PARA, BRAZIL

Zug, Switzerland--(MARKET WIRE)—December 10, 2008 -- Aurora Gold Corporation (the "Company," "Aurora Gold") (OTC BB:ARXG.OB - News) (Frankfurt:A4G.F - News) (XETRA:A4G.DE - News) (Berlin:A4G.BE - News), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Pará, Brazil, is pleased to announce that a significant gold system has been found on the Atacadau area at the São  Domingos group of licenses.

Mapping and sampling of areas around the Atacadau area at São Domingos has located a significant mineralized area called Colibri.  Colibri is located approximately 5 km from the Company’s Fofoca resource area.  Sampling was conducted on the quartz stock work zones where numerous vein systems have been noted.

Intense stock work and vein mineralization continues into the highly altered surrounding country rock and the width, strike and depth extent are not yet known.

Results from channel sampling and vein samples include.

108.979 g/t Gold 40.396 g/t Gold 7.588 g/t Gold 2.714 g/t Gold 2.46 g/t Gold 2.417 g/t Gold 2.408 g/t Gold 2.24 g/t Gold 2.097 g/t Gold

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 4 exploration properties and 2 applications in the Tapajos Gold Province, State of Pará, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production.  Please note that proximity to an area having historical records of gold production provides no assurance that we will discover any commercial resources on our property. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos.  Aurora Gold’s stock trades under the symbol “ARXG” on the OTC Bulletin Board in the United States, under the symbols “A4G.FSE” and “A4G.ETR” on the Frankfurt Exchange and “A4G.BER” on the Berlin-Bremen Stock Exchanges in Germany.

ON BEHALF OF THE BOARD

“Lars Pearl”
Lars Pearl
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," “should,” “could,” “expects,” "plans,"  "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected  activities  and expenditures as we pursue our business plan; the adequacy of  our  available  cash  resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us.  Forward-looking statements are not guarantees of future performance.  All of the forward-looking statements made in this press release are qualified by these cautionary statements.  Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please call Lars Pearl
Phone:	(+41) 7887 96966
Address:	level 1, 10 Baarestrasse, Zug, Switzerland 6400
Website:	http://www.aurora-gold.com